Exhibit 99.1

Alarm.com Reports Second Quarter 2018 Results

-- Second Quarter SaaS and License Revenue Increased 20.4% to $71.0 million Year-Over-Year --
-- Second Quarter Total Revenue Increased 21.5% to $104.5 million Year-Over-Year --
-- Second Quarter GAAP Net Income Increased to $10.7 million, Compared to $9.9 million for the Second Quarter of 2017 --
-- Second Quarter Non-GAAP Adjusted EBITDA Increased to $23.4 million, Compared to $15.9 million for the Second Quarter of 2017 --

TYSONS, VA., August 7, 2018 -- Alarm.com Holdings, Inc. (Nasdaq: ALRM), the leading platform for the intelligently connected property, today reported financial results for its second quarter ended June 30, 2018. Alarm.com also provided its financial outlook for SaaS and license revenue for the third quarter of 2018 and increased its guidance for the full year 2018.

“We are pleased to report another quarter of solid financial performance,” said Steve Trundle, President and CEO of Alarm.com. “Our service provider partners continued to grow their subscriber bases and are increasingly deploying a full range of connected property solutions. During the quarter, we also expanded the Alarm.com platform ecosystem to give our service provider partners more opportunities to acquire customers using our solutions.”

Second Quarter 2018 Financial Results as Compared to Second Quarter 2017

•	SaaS and license revenue increased 20.4% to $71.0 million, compared to $58.9 million. SaaS and license revenue includes software license revenue of $10.2 million, compared to $8.5 million.

•	Total revenue increased 21.5% to $104.5 million, compared to $86.0 million.

•	GAAP net income increased to $10.7 million, or $0.22 per diluted share, compared to $9.9 million or $0.20 per diluted share.

•	Non-GAAP adjusted EBITDA increased to $23.4 million, compared to $15.9 million.

•	Non-GAAP adjusted net income increased to $16.8 million, or $0.34 per diluted share, compared to $10.7 million or $0.22 per diluted share.

Balance Sheet and Cash Flow

•	Total cash and cash equivalents increased to $106.0 million as of June 30, 2018, compared to $96.3 million as of December 31, 2017.

•	For the quarter ended June 30, 2018, cash flows from operations were $11.7 million, compared to $11.8 million for the quarter ended June 30, 2017.

Recent Business Highlights

•
Introduced the Alarm.com Builder Program: Alarm.com announced a comprehensive program designed to facilitate partnerships between home builders and Alarm.com's service provider partners. The program offers a turn-key solution for rapidly and efficiently deploying a full-range of smart home solutions in new home communities. Alarm.com’s ecosystem of best-in-class hardware products enables builders to tailor solutions for their targeted homebuyers. Builders can also minimize risks and costs by working with Alarm.com’s service provider partners who manage system installation and configuration as well as the long-term customer relationship.

•
Expanded Hardware Ecosystem: Integrating new connected devices into Alarm.com’s curated ecosystem of hardware products provides greater convenience and intelligence to subscribers and gives Alarm.com’s service provider partners an expanded range of services to market. The newly integrated devices include the DSC iotega security panel and a range of smart locks from leading brands August Home, Kwikset and Yale. A new Smarter Heating Control solution integrates a series of new devices to provide an easy retrofit for boiler systems popular in European markets. The new hardware includes a European version of the Alarm.com Smart Thermostat, a heating control switch and smart thermostats from Climax and Qubino that control hot water cylinders and individual radiators.

•
Announced Partnership with Aviva: Aviva, the largest insurance provider in the United Kingdom, has partnered with Alarm.com to introduce Aviva Smart Home. By offering an integrated smart home solution tailored for its policy holders, Aviva Smart Home is a first of its kind application of Internet of Things services. Aviva Smart Home includes security, automation and energy management solutions that will help increase customer engagement, generate new growth and reduce the frequency and impact of home insurance claims. Aviva serves more than 33 million customers globally, and will launch Aviva Smart Home in Ireland this fall.

•
EnergyHub Selected by National Grid to Manage Demand Response Program. Alarm.com’s subsidiary, EnergyHub, will use EnergyHub’s Mercury DERMS platform to manage all aspects of National Grid’s Bring Your Own Device (BYOD) demand response program. National Grid is one of the largest investor-owned utilities in the world.

Financial Outlook

Alarm.com is providing its outlook for SaaS and license revenue for the third quarter of 2018 and is increasing its guidance for the full year 2018.

For the third quarter of 2018:

•	SaaS and license revenue is expected to be in the range of $72.2 million to $72.4 million.

For the full year 2018:

•	SaaS and license revenue is expected to be in the range of $286.0 million to $286.5 million.

•	Total revenue is expected to be in the range of $388.0 million to $390.5 million, which includes anticipated hardware and other revenue in the range of $102.0 million to $104.0 million.

•	Non-GAAP adjusted EBITDA is expected to be in the range of $85.1 million to $85.9 million.

•	Non-GAAP adjusted net income is expected to be in the range of $59.4 million to $59.9 million, based on an estimated tax rate of 21.0%.

•	Based on an expected 50.0 million weighted average shares outstanding (diluted), non-GAAP adjusted net income is expected to be in the range of $1.19 to $1.20 per diluted share.

Conference Call and Webcast Information

Alarm.com will host a conference call to discuss its second quarter 2018 financial results and its outlook for the third quarter and full year 2018. A live audio webcast is scheduled to begin at 4:30 p.m. ET on August 7, 2018. To participate on the live call, analysts and investors should dial 877.445.1593 (U.S./Canada) or 267.753.2138 (International) at least ten minutes prior to the start time of the call. A telephonic replay of the call will be available through August 15, 2018 by dialing 855.859.2056 (U.S./Canada) or 404.537.3406 (International) and providing Conference ID: 9272399. Alarm.com will also offer a live and archived webcast of the conference call accessible via Alarm.com’s Investor Relations website at http://investors.alarm.com.

About Alarm.com Holdings, Inc.

Alarm.com is the leading platform for the intelligently connected property. Millions of people use Alarm.com's technology to monitor and control their property from anywhere. Centered on security and remote monitoring, our platform addresses a wide range of market needs and enables application-based control for a growing variety of Internet of Things (IoT) devices. Our security, video monitoring, intelligent automation and energy management solutions are available through our network of thousands of professional service providers in North America and around the globe. Alarm.com's common stock is traded on Nasdaq under the ticker symbol ALRM. For more information, please visit www.alarm.com.

Non-GAAP Financial Measures

To supplement our consolidated selected financial data presented on a basis consistent with GAAP, this press release contains certain non-GAAP financial measures, including adjusted EBITDA, non-GAAP adjusted income before income taxes, non-GAAP adjusted net income, non-GAAP adjusted income attributable to common stockholders before income taxes, non-GAAP adjusted net income attributable to common stockholders and non-GAAP adjusted net income per share. We have included non-GAAP measures in this press release because they are financial and operating measures used by our management to understand and evaluate our core operating performance and trends and generate future operating plans, make strategic decisions regarding the allocation of capital, and investments in initiatives that are focused on cultivating new markets for our solutions. We also use certain non-GAAP financial measures, including adjusted EBITDA, as performance measures under our executive bonus plan. Further, we believe that these non-GAAP measures of our financial results provide useful information to investors and others in understanding and evaluating our results of operations, business trends and financial condition. While we believe the use of these non-GAAP measures provides useful information to investors and management in analyzing our financial performance, non-GAAP measures have inherent limitations in that they do not reflect all of the amounts and transactions that are included in our financial statements prepared in accordance with GAAP. Non-GAAP measures do not serve as an alternative to GAAP nor do we consider our non-GAAP measures in isolation, accordingly we present non-GAAP financial measures only in connection with GAAP results. We urge investors to consider non-GAAP measures only in conjunction with our GAAP financials and to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures, which are included in this press release.

With respect to our expectations under “Financial Outlook” above, reconciliation of adjusted EBITDA and adjusted net income guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures, in particular, non-ordinary course litigation expense, acquisition-related expense and tax windfall adjustments can have unpredictable fluctuations based on unforeseen activity that is out of our control and/or cannot reasonably be predicted. We expect the above charges to have a significant and potentially highly variable impact on our future GAAP financial results. The litigation expense we exclude from this calculation relates to non-ordinary course litigation expenses, including those expenses resulting from ongoing intellectual property litigation. Notably, we do not adjust for ordinary course legal expenses, including those expenses resulting from maintaining and enforcing our intellectual property portfolio and license agreements.

We exclude one or more of the following items from non-GAAP financial measures:

Stock-based compensation expense: We exclude stock-based compensation expense, which relates to stock options and other forms of equity incentives primarily awarded to employees of Alarm.com, because they are non-cash charges that we do not consider when assessing the operating performance of our business. Additionally, the determination of stock-based compensation expense can be calculated using various methodologies and is dependent upon subjective assumptions and other factors that vary on a company by company basis. Therefore, we believe that excluding stock-based compensation from our non-GAAP financial measures improves the comparability of our results to the results of other companies in our industry.

Litigation expense: We exclude non-ordinary course litigation expense because we do not consider legal costs and settlement fees incurred in litigation and litigation-related matters of non-ordinary course lawsuits and other disputes, particularly costs incurred in ongoing intellectual property litigation, to be indicative of our core operating performance. We do not adjust for ordinary course legal expenses, including those expenses resulting from maintaining and enforcing our intellectual property portfolio and license agreements.

Acquisition-related expense: Included in operating expenses are external incremental costs directly related to completing the acquisition and integration of the Connect and Piper business units from Icontrol Networks, Inc. We exclude acquisition-related expense from our non-GAAP financial measures because we believe it is useful for investors to understand the effects of this transaction and its integration costs on our total operating expenses.

Depreciation expense: We record depreciation primarily for investments in property and equipment. We exclude depreciation in calculating adjusted EBITDA because we do not consider depreciation when we evaluate our ongoing business operations. For non-GAAP adjusted net income, non-GAAP adjusted net income attributable to common stockholders and non-GAAP adjusted net income per share, basic and diluted, we do not exclude depreciation.

Amortization expense: GAAP requires that operating expenses include the amortization of acquired intangible assets, which principally include acquired customer relationships, developed technology and trade names. We exclude amortization of intangibles from our non-GAAP financial measures because we do not consider amortization expense when we evaluate our ongoing business operations, nor do we factor amortization expense into our evaluation of potential acquisitions, or our measurement of the performance of those acquisitions. We believe that the exclusion of amortization expense enables the comparison of our performance to other companies in our industry as other companies may be more or less acquisitive than us and therefore, amortization expense may vary significantly by company based on their acquisition history.

Interest expense: We record interest expense primarily related to our debt facility. We exclude interest expense in calculating our adjusted EBITDA calculation. For non-GAAP adjusted net income, non-GAAP adjusted net income attributable to common stockholders and non-GAAP adjusted net income per share, basic and diluted, we do not exclude interest expense.

Other income, net: We exclude other income, net from our non-GAAP financial measures because we do not consider it part of our ongoing results of operations.

Income taxes: We exclude the impact related to our provision for income taxes from our adjusted EBITDA calculation. We also exclude the impact related to the adoption of the accounting standard for employee share-based transactions from our provision for income taxes within our non-GAAP adjusted net income, non-GAAP adjusted net income attributable to common stockholders and non-GAAP adjusted net income per share, basic and diluted. We do not consider these tax adjustments to be part of our ongoing results of operations.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by their use of terms and phrases such as “anticipate,” “expect,” “will,” “believe,” “continue,” “enable” and other similar terms and phrases, and such forward-looking statements include, but are not limited to, the statements regarding the Company’s continued enhancements of its platform and new partnerships and product offerings and the Company’s future financial performance for the third quarter and full-year 2018. The events described in these forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements, including, but not limited to: the Company’s ability to retain service provider partners and residential and commercial subscribers and grow sales, the Company’s ability to manage growth and execute on its business strategies, the effects of increased competition and evolving technologies, the Company’s ability to integrate acquired assets and businesses and to manage service provider partners, customers and employees, consumer demand for interactive security, video monitoring, intelligent automation, energy management and wellness solutions, the reliability of the Company’s network operations centers, the Company’s reliance on its service provider network to attract new customers and retain existing customers, the reliability of the Company’s hardware and wireless network suppliers, future financial prospects, as well as other risks and uncertainties discussed in the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 4, 2018 and other subsequent filings the Company makes with the Securities and Exchange Commission from time to time. In addition, the forward-looking statements included in this press release represent the Company’s views and expectations as of the date hereof and are based on information currently available to the Company. The Company anticipates that subsequent events and developments may cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so except as required by law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

Investor Relations:
David Trone
Alarm.com
dtrone@alarm.com

Media Relations:
Matthew Zartman
Alarm.com
mzartman@alarm.com

ALARM.COM HOLDINGS, INC.
Consolidated Statements of Operations
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenue:
SaaS and license revenue	$70,968	$58,928	$138,956	$109,154
Hardware and other revenue	33,520	27,060	58,288	51,028
Total revenue	104,488	85,988	197,244	160,182
Cost of revenue:
Cost of SaaS and license revenue	11,027	8,500	21,833	16,592
Cost of hardware and other revenue	25,461	21,335	43,032	39,878
Total cost of revenue	36,488	29,835	64,865	56,470
Operating expenses:
Sales and marketing	14,612	11,899	25,434	22,213
General and administrative	18,119	13,450	34,281	28,825
Research and development	21,521	20,062	41,898	34,583
Amortization and depreciation	5,238	4,846	10,263	7,710
Total operating expenses	59,490	50,257	111,876	93,331
Operating income	8,510	5,896	20,503	10,381
Interest expense	(751)	(674)	(1,423)	(890)
Other income, net	420	137	816	374
Income before income taxes	8,179	5,359	19,896	9,865
Benefit from income taxes	(2,554)	(4,506)	(1,352)	(3,963)
Net income	10,733	9,865	21,248	13,828
Income allocated to participating securities	(1)	(5)	(4)	(8)
Net income attributable to common stockholders	$10,732	$9,860	$21,244	$13,820

Per share information attributable to common stockholders:
Net income per share:
Basic	$0.23	$0.21	$0.45	$0.30
Diluted	$0.22	$0.20	$0.43	$0.28
Weighted average common shares outstanding:
Basic	47,439,311	46,442,327	47,333,435	46,334,499
Diluted	49,497,088	49,000,553	49,406,444	48,906,812

Stock-based compensation expense included in operating expenses:	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Sales and marketing	$319	$65	$554	$178
General and administrative	1,481	755	2,509	1,324
Research and development	1,744	1,095	3,150	1,726
Total stock-based compensation expense	$3,544	$1,915	$6,213	$3,228

ALARM.COM HOLDINGS, INC.
Consolidated Balance Sheets
(in thousands, except share and per share data)
(unaudited)

	June 30, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$105,959	$96,329
Accounts receivable, net	52,553	40,634
Inventory, net	14,718	14,177
Other current assets	20,681	12,796
Total current assets	193,911	163,936
Property and equipment, net	26,587	23,459
Intangible assets, net	86,669	94,286
Goodwill	63,591	63,591
Deferred tax assets	18,826	18,444
Other assets	13,212	7,925
Total assets	$402,796	$371,641
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$32,130	$29,084
Accrued compensation	10,056	12,127
Deferred revenue	3,460	3,292
Total current liabilities	45,646	44,503
Deferred revenue	8,511	9,386
Long-term debt	69,000	71,000
Other liabilities	13,441	13,925
Total liabilities	136,598	138,814
Stockholders’ equity
Preferred stock, $0.001 par value, 10,000,000 shares authorized; no shares issued and outstanding as of June 30, 2018 and December 31, 2017.	—	—
Common stock, $0.01 par value, 300,000,000 shares authorized; 47,698,797 and 47,215,720 shares issued; and 47,691,722 and 47,202,310 shares outstanding as of June 30, 2018 and December 31, 2017, respectively.	477	472
Additional paid-in capital	330,028	321,032
Accumulated deficit	(64,307)	(88,677)
Total stockholders’ equity	266,198	232,827
Total liabilities and stockholders’ equity	$402,796	$371,641

ALARM.COM HOLDINGS, INC.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended June 30,
Cash flows from operating activities:	2018	2017
Net income	$21,248	$13,828
Adjustments to reconcile net income to net cash from operating activities:
Provision for doubtful accounts	57	20
Reserve for product returns	174	1,144
Amortization on patents and tooling	512	574
Amortization and depreciation	10,263	7,710
Amortization of debt issuance costs	54	47
Deferred income taxes	(1,338)	(2,833)
Undistributed losses from equity investees	—	120
Stock-based compensation	6,213	3,228
Disposal of property and equipment	285	—
Changes in operating assets and liabilities (net of business acquisitions):
Accounts receivable	(12,150)	(1,998)
Inventory	(541)	579
Other assets	(9,492)	(5,425)
Accounts payable, accrued expenses and other current liabilities	1,110	7,602
Deferred revenue	(707)	(495)
Other liabilities	(484)	635
Cash flows from operating activities	15,204	24,736
Cash flows used in investing activities:
Business acquisitions, net of cash acquired	—	(154,289)
Additions to property and equipment	(6,131)	(5,714)
Issuances of notes receivable	—	(4,000)
Cash flows used in investing activities	(6,131)	(164,003)
Cash flows from financing activities:
Proceeds from credit facility	—	67,000
Repayments of credit facility	(2,000)	(1,000)
Repurchases of common stock	(1)	(2)
Issuances of common stock from equity based plans	2,558	1,551
Cash flows from financing activities	557	67,549
Net increase / (decrease) in cash and cash equivalents	9,630	(71,718)
Cash and cash equivalents at beginning of the period	96,329	140,634
Cash and cash equivalents at end of the period	$105,959	$68,916

ALARM.COM HOLDINGS, INC.
Reconciliation of Non-GAAP Measures
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Adjusted EBITDA:
Net income	$10,733	$9,865	$21,248	$13,828
Adjustments:
Interest expense and other income, net	331	537	607	516
Benefit from income taxes	(2,554)	(4,506)	(1,352)	(3,963)
Amortization and depreciation expense	5,238	4,846	10,263	7,710
Stock-based compensation expense	3,544	1,915	6,213	3,228
Acquisition-related expense	—	1,973	—	5,621
Litigation expense	6,117	1,251	9,388	3,044
Total adjustments	12,676	6,016	25,119	16,156
Adjusted EBITDA	$23,409	$15,881	$46,367	$29,984

Adjusted net income:
Net income, as reported	$10,733	$9,865	$21,248	$13,828
Benefit from income taxes	(2,554)	(4,506)	(1,352)	(3,963)
Income before income taxes	8,179	5,359	19,896	9,865
Adjustments:
Less: Other income, net	(420)	(137)	(816)	(374)
Amortization expense	3,797	3,530	7,617	5,023
Stock-based compensation expense	3,544	1,915	6,213	3,228
Acquisition-related expense	—	1,973	—	5,621
Litigation expense	6,117	1,251	9,388	3,044
Non-GAAP adjusted income before income taxes	21,217	13,891	42,298	26,407
Income taxes [1]	(4,456)	(3,234)	(8,883)	(7,927)
Non-GAAP adjusted net income	$16,761	$10,657	$33,415	$18,480

1 Income taxes are calculated using a rate of 21.0% for each of the three and six months ended June 30, 2018, as compared to 23.3% and 30.0% for the same periods in the prior year. The effective tax rate excludes the impact of the accounting standard for employee share-based payments (ASU 2016-09). The 21.0% rate for the three and six months ended June 30, 2018 reflects the estimated long-term corporate tax rate which incorporates the impact of the Tax Cuts and Jobs Act signed into law in December 2017.

ALARM.COM HOLDINGS, INC.
Reconciliation of Non-GAAP Measures - continued
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Adjusted net income attributable to common stockholders:
Net income attributable to common stockholders, as reported	$10,732	$9,860	$21,244	$13,820
Benefit from income taxes	(2,554)	(4,506)	(1,352)	(3,963)
Income attributable to common stockholders before income taxes	8,178	5,354	19,892	9,857
Adjustments:
Less: Other income, net	(420)	(137)	(816)	(374)
Amortization expense	3,797	3,530	7,617	5,023
Stock-based compensation expense	3,544	1,915	6,213	3,228
Acquisition-related expense	—	1,973	—	5,621
Litigation expense	6,117	1,251	9,388	3,044
Non-GAAP adjusted income attributable to common stockholders before income taxes	21,216	13,886	42,294	26,399
Income taxes [1]	(4,456)	(3,233)	(8,882)	(7,925)
Non-GAAP adjusted net income attributable to common stockholders	$16,760	$10,653	$33,412	$18,474

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Adjusted net income per share:
Net income per share - basic, as reported	$0.23	$0.21	$0.45	$0.30
Benefit from income taxes	(0.05)	(0.10)	(0.02)	(0.09)
Income before income taxes	0.18	0.11	0.43	0.21
Adjustments:
Less: Other income, net	(0.01)	—	(0.02)	(0.01)
Amortization expense	0.08	0.08	0.16	0.11
Stock-based compensation expense	0.07	0.04	0.13	0.07
Acquisition-related expense	—	0.04	—	0.12
Litigation expense	0.13	0.03	0.20	0.07
Non-GAAP adjusted income before income taxes	0.45	0.30	0.90	0.57
Income taxes [1]	(0.09)	(0.07)	(0.19)	(0.17)
Non-GAAP adjusted net income per share - basic	$0.36	$0.23	$0.71	$0.40

Non-GAAP adjusted net income per share - diluted	$0.34	$0.22	$0.68	$0.38

Weighted average common shares outstanding:
Basic, as reported	47,439,311	46,442,327	47,333,435	46,334,499
Diluted, as reported	49,497,088	49,000,553	49,406,444	48,906,812

1 Income taxes are calculated using a rate of 21.0% for each of the three and six months ended June 30, 2018, as compared to 23.3% and 30.0% for the same periods in the prior year. The effective tax rate excludes the impact of the accounting standard for employee share-based payments (ASU 2016-09). The 21.0% rate for the three and six months ended June 30, 2018 reflects the estimated long-term corporate tax rate which incorporates the impact of the Tax Cuts and Jobs Act signed into law in December 2017.